News Release
Investor Contact: Ronald Kurtz, Ronald.Kurtz@molinahealthcare.com, 562-912-6820
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588
Molina Healthcare Awarded Nevada Medicaid Contract
LAS VEGAS, Aug. 17, 2021 – Molina Healthcare, Inc. (NYSE: MOH) (“Molina”) today announced its Nevada health plan subsidiary was awarded a Medicaid managed care contract from the Nevada Department of Health and Human Services – Division of Health Care Financing and Policy (“DHCFP”).
The new four-year Medicaid contract, with a potential two-year extension, will commence on January 1, 2022. Molina’s Nevada health plan is one of four Managed Care Organizations offering health care coverage to approximately 630,000 Medicaid beneficiaries in Clark County (Las Vegas area) and Washoe County (Reno area) through the TANF, CHIP, and Medicaid Expansion programs. Molina will also participate in the state-based Affordable Care Act Exchange.
“We are honored that Nevada has awarded Molina the opportunity to serve the state’s most vulnerable citizens,” said Joe Zubretsky, president and chief executive officer of Molina Healthcare. “Molina looks forward to advancing the state’s goals of improving care management, member access, and overall health equity for its Medicaid members.”

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 4.7 million members as of June 30, 2021. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains “forward-looking statements” regarding the provisional award of a Medicaid managed care contract to Molina’s Nevada health plan by Nevada DHCFP. All forward-looking statements are based on the Company’s current expectations that are subject to numerous risks and uncertainties that could cause actual results to differ materially. Such risks include, without limitation, the failure to receive approval by the Nevada State Board of Examiners, changes incidental to a successful protest or legal action, a delay in the start date for the contract, or other supervening action by Nevada or a court. Given these risks and uncertainties, Molina cannot give assurances that its forward-looking statements will prove to be accurate. All forward-looking statements in this release represent the Company’s judgment as of the date hereof, and it disclaims any obligation to update any forward-looking statements to conform the statement to changes in its expectations that occur after the date of this release.